UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report (Date of earliest
                                event reported):

                                 August 31, 2002


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


      Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File             (IRS Employer
    jurisdiction of                  Number)               Identification No.)
    incorporation)

      100 CenturyTel Drive, Monroe, Louisiana                    71203
      (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code      (318) 388-9000

Item 5.   OTHER EVENTS AND FD DISCLOSURE.

      The information set forth below supplements and updates information previously reported by CenturyTel, Inc. (the "Company") concerning the disposition of its wireless operations and its acquisition of telephone properties during the third quarter of 2002.

Wireless Disposition

      On August 1, 2002, the Company completed the sale of substantially all of its wireless operations to an affiliate of ALLTEL Corporation ("Alltel"). The Company agreed on March 19, 2002 to sell its wireless operations to Alltel for $1.65 billion in cash. Due to a cross-ownership restriction that precluded the sale of one minority-owned market, the Company received approximately $1.593 billion in connection with the transaction (which the Company expects to be $1.268 billion after-tax). Alltel has agreed to purchase this minority interest from the Company for approximately $68 million if, among other things, the Federal Communications Commission waives the cross-ownership restriction prior to February 1, 2003. No assurance can be given that this sale will occur. See the Company's Current Report on Form 8-K dated August 1, 2002 and filed August 13, 2002 for additional information concerning this transaction.

      The Company used a portion of the proceeds received from the sale of its wireless operations to finance the $1.177 billion acquisition of access lines in the state of Missouri from Verizon Communications, Inc. ("Verizon") on August 31, 2002, as discussed further below.

Verizon Acquisitions

      On July 1, 2002, an affiliate of the Company purchased from affiliates of Verizon assets comprising all of Verizon's local exchange telephone operations in the state of Alabama for approximately $1.020 billion cash. See the Company's Current Report on Form 8-K dated July 1, 2002 and filed July 15, 2002 for additional information concerning this transaction.

      On August 31, 2002, an affiliate of the Company purchased from affiliates of Verizon assets comprising all of Verizon's local exchange telephone operations in the state of Missouri for approximately $1.177 billion cash. The assets purchased include (i) all telephone access lines (which numbered approximately 354,000 at the time of purchase) and related property and equipment comprising Verizon's local exchange operations in 98 exchanges in predominantly rural markets throughout Missouri, several of which are adjacent to properties that the Company has owned and operated since 2000, (ii) Verizon's assets used to provide digital subscriber line ("DSL") and other high speed data services within the purchased exchanges and (iii) approximately 1,400 route miles of fiber optic cable within the purchased exchanges. The acquired assets do not include Verizon's cellular, PCS, long distance, dial-up Internet, or directory publishing operations, or rights under various Verizon contracts, including those relating to customer premise equipment. The Company did not assume any liabilities of Verizon other than (i) those associated with contracts, facilities and certain other assets transferred in connection with the purchase and (ii) certain employee-related liabilities, including liabilities for post-retirement health benefits.

Item 7.   Financial Statements and Exhibits

      (a) Financial statements of properties acquired

      Verizon's Alabama Operations

          1.   Report of Independent Auditors.

          2. Statements of Selected Assets, Selected Liabilities and Parent Funding as of June 30, 2002 and December 31, 2001.

          3. Statements of Income for the six months ended June 30, 2002 and 2001 and the year ended December 31, 2001.

          4. Statements of Parent Funding for the six months ended June 30, 2002 and the year ended December 31, 2001.

          5. Statements of Cash Flows for the six months ended June 30, 2002 and 2001 and the year ended December 31, 2001.

          6.   Notes to Financial Statements.

      Verizon's Missouri Operations

          7.   Report of Independent Auditors.

          8. Statements of Selected Assets, Selected Liabilities and Parent Funding as of June 30, 2002 and December 31, 2001.

          9. Statements of Income for the six months ended June 30, 2002 and 2001 and the year ended December 31, 2001.

          10. Statements of Parent Funding for the six months ended June 30, 2002 and the year ended December 31, 2001.

          11. Statements of Cash Flows for the six months ended June 30, 2002 and 2001 and the year ended December 31, 2001.

          12.  Notes to Financial Statements.

      (b) Unaudited Pro Forma Consolidated Condensed Financial Information

          1.   Introduction.

          2. Pro Forma Consolidated Condensed Statement of Income for the year ended December 31, 2001.

          3. Pro Forma Consolidated Condensed Statement of Income for the six months ended June 30, 2002.

          4.   Pro Forma Consolidated Condensed Balance Sheet as of June
               30, 2002.

          5. Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

      (c) Exhibits

      2.1(a) Stock Purchase Agreement, dated March 19, 2002, between CenturyTel, Inc. and Alltel Communications, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed March 22, 2002).

      2.1(b) Amendment No. 1 to Stock Purchase Agreement, dated July 31, 2002, between CenturyTel, Inc. and Alltel Communications, Inc., (incorporated by reference to Registrant's Current Report on Form 8-K and Form 8-K/A filed August 13, 2002).

      2.1(c) Asset Purchase Agreement, dated as of October 22, 2001, between GTE Midwest Incorporated (d/b/a Verizon Midwest) and CenturyTel of Missouri, LLC (incorporated by reference to Exhibit 2(a) of Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.)

      2.1(d) Asset Purchase Agreement, dated as of October 22, 2001, between Verizon South, Inc., Contel of the South, Inc. (d/b/a Verizon Mid-States) and CenturyTel of Alabama, LLC (incorporated by reference to Exhibit 2(b) of Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

      99.1 Press release, dated September 3, 2002, announcing the Company's purchase of telephone properties in Missouri.

      In connection with the preparation of the special purpose financial statements presented below, Verizon made numerous assumptions and allocations where specific data was not available pertaining to the acquired assets. Because of the significant amount of allocations and estimates used to prepare these special purpose financial statements and because the Company will operate these assets under a different operating and management structure, they may not reflect the financial position and results of operations of the acquired properties after such properties are acquired by the Company.


                              FINANCIAL STATEMENTS
                          Verizon's Alabama Operations

                For the Six Months ended June 30, 2002 and 2001
                        and Year ended December 31, 2001



                                    Contents

Report of Independent Auditors

Financial Statements

Statements of Selected Assets, Selected Liabilities
  and Parent Funding
Statements of Income
Statements of Parent Funding
Statements of Cash Flows
Notes to Financial Statements



                         Report of Independent Auditors

The Board of Directors and Shareowners
Verizon South Inc.
         and
Contel of the South, Inc.

We have audited the accompanying special-purpose statement of selected assets, selected liabilities and parent funding of Verizon's Alabama Operations (the Exchanges), a combination of carved-out components of Verizon South Inc. and Contel of the South, Inc. (together, the Companies) as of December 31, 2001, and the related statements of income, parent funding and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, the accompanying special-purpose financial statements were prepared for inclusion in CenturyTel, Inc.'s (CenturyTel) Form 8-K for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by Rule 3-05 of Regulation S-X in connection with an asset purchase agreement between CenturyTel of Alabama L.L.C., a wholly owned subsidiary of CenturyTel and the Companies. The financial statements include allocations of certain indirectly attributable amounts on bases determined by management of the Companies.

In our opinion, the special-purpose financial statements referred to above present fairly, in all material respects, the selected assets, selected liabilities and parent funding of Verizon's Alabama Operations as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


April 24, 2002, except for Note 1,
as to which the date is July 1, 2002




                          Verizon's Alabama Operations


     Statements of Selected Assets, Selected Liabilities and Parent Funding
                             (Dollars in Thousands)

                                                              June 30, 2002    December 31, 2001
                                                          ------------------ -------------------
                                                               (Unaudited)         (Audited)

                Selected Assets
Current assets:
   Accounts receivable, net of allowance of
     $4,729 and $5,590, respectively                        $       34,449     $       40,574
   Materials and supplies                                              896                876
   Prepaid expenses                                                  2,116              5,397
   Deferred activation charges - current                             4,210              4,385
                                                          ------------------ -------------------

Total current assets                                                41,671             51,232

Property, plant and equipment, net                                 249,841            243,235

Prepaid pension asset                                               35,014             33,273
Deferred activation charges - noncurrent                             8,657              8,428
Other assets                                                             -                 34
                                                          ------------------ -------------------
Total selected assets                                       $      335,183     $      336,202
                                                          ================== ===================

         Selected Liabilities and Parent Funding
Current liabilities:

   Accounts payable                                         $        4,362     $        6,533
   Advance billings and customer deposits                            6,631              7,076
   Accrued payroll-related costs                                     4,713              7,772
   Deferred activation revenues - current                            4,210              4,385
   Other current liabilities                                        14,069             12,208
                                                          ------------------ -------------------

Total current liabilities                                           33,985             37,974

Employee benefit obligations                                        28,788             28,384
Deferred activation revenues - noncurrent                            8,657              8,428
Other liabilities                                                      245                649
                                                          ------------------ -------------------

Total selected liabilities                                          71,675             75,435

Parent funding                                                     263,508            260,767
                                                          ------------------ -------------------

Total selected liabilities and parent funding               $      335,183     $      336,202
                                                          ================== ===================

See accompanying notes.

                          Verizon's Alabama Operations

                              Statements of Income
                             (Dollars in Thousands)

                                                                                                Year ended
                                                            Six Months ended June 30            December 31
                                                           2002                  2001                2001
                                                ----------------------------------------    ------------------

                                                                  (Unaudited)                    (Audited)
Operating Revenues
Local services                                     $      71,798         $      70,902      $     143,612
Network access services                                   43,576                47,468             90,952
Long-distance services                                     2,570                 3,457              6,623
Other services                                             7,044                 8,335             15,054
                                                --------------------- ------------------    ------------------
Total operating revenues                                 124,988               130,162            256,241

Operating Expenses
Cost of services                                          29,461                35,706             70,874
Selling, general and administrative                       16,829                18,731             37,816
Depreciation and amortization                             18,028                17,976             36,542
                                                --------------------- ------------------    ------------------
Total operating expenses                                  64,318                72,413            145,232
                                                --------------------- ------------------    ------------------
Operating income                                          60,670               457,749            111,009

Interest expense, net                                      5,020                 4,446              9,504
Other (income) expense                                       (19)                  (54)               837
                                                --------------------- ------------------    ------------------
Income before income taxes                                55,669                53,357            100,668

Income taxes                                              21,773                21,149             39,892
                                                --------------------- ------------------    ------------------
Net income                                         $      33,896         $      32,208      $      60,776
                                                ===================== ==================    ==================

See accompanying notes.

                          Verizon's Alabama Operations

                          Statements of Parent Funding
                             (Dollars in Thousands)

                     For the Six Months ended June 30, 2002
                      and the Year ended December 31, 2001

Balance at December 31, 2000                                 $    235,211
   Net income (audited)                                            60,776
   Net transfers to GTE Corporation (audited)                     (35,220)
                                                             ------------
Balance at December 31, 2001 (audited)                            260,767
   Net income (unaudited)                                          33,896
   Net transfers to GTE Corporation (unaudited)                   (31,155)
                                                             ------------
Balance at June 30, 2002 (unaudited)                         $    263,508
                                                             ============

See accompanying notes.

                          Verizon's Alabama Operations

                            Statements of Cash Flows
                             (Dollars in Thousands)


                                                                                               Year ended
                                                            Six Months ended June 30           December 31
                                                            2002                2001               2001
                                                       --------------------------------     ----------------
                                                                  (Unaudited)                    (Audited)
Operating Activities
Net income                                            $   33,896         $    32,208          $    60,776
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                        18,029              17,976               36,542
     Provision for uncollectible accounts                  3,655               2,916                5,774
     Employee benefit obligations                         (1,337)             (1,139)              (2,045)
     Changes in current assets and current
      liabilities:
         Accounts receivable                               2,470              (4,535)             (11,579)
         Other current assets                              3,261               1,958               (1,442)
         Current liabilities                              (5,675)             (4,978)               4,921
     Other, net                                            1,491               4,158                 (992)
                                                       --------------------------------     ----------------
Net cash provided by operating activities                 55,790              48,564               91,955

Investing Activities
Capital expenditures                                     (24,635)            (26,346)             (56,735)
                                                       --------------------------------     ----------------
Cash used in investing activities                        (24,635)            (26,346)             (56,735)

Financing Activities
Net transfers to GTE Corporation                         (31,155)            (22,218)             (35,220)
                                                      --------------------------------      ----------------
Cash used in financing activities                        (31,155)            (22,218)             (35,220)
                                                      --------------------------------      ----------------
Net change in cash during the period                           -                   -                    -
Cash at beginning of period                                    -                   -                    -
                                                      --------------------------------      ----------------
Cash at end of period                                $         -         $         -          $         -
                                                      ================================      ================

See accompanying notes.

                          Verizon's Alabama Operations

                          Notes to Financial Statements


1. Description of Business


The selected local telephone exchanges (the Exchanges) included in these special-purpose financial statements serve approximately 304,000 switched access lines in the state of Alabama. The Exchanges represent approximately 8% and 65%, respectively, of the switched access lines in service for Verizon South Inc. and Contel of the South, Inc. (together, the Companies) and, on a combined basis, 13% of the Companies' total access lines. The Companies are wholly owned subsidiaries of GTE Corporation (GTE), which is a wholly owned subsidiary of Verizon Communications Inc. (Verizon).

The Companies provide two basic types of telecommunications services:

Exchange telecommunication service is the transmission of telecommunications among customers located within a local calling area within a LATA. Examples of exchange telecommunications services include switched local residential and business services, local private line voice and data services and Centrex services. The Companies also provide toll services within a LATA (intraLATA long distance).

Exchange access service links a customer's premises and the transmission facilities of other telecommunications carriers, generally interLATA carriers. Examples of exchange access services include switched access and special access services.

The communications services provided by the Companies are subject to regulation by the state regulatory commission of Alabama with respect to intrastate rates and services and certain other matters. The Federal Communications Commission
(FCC) regulates rates that the Companies charge long-distance carriers and end-user subscribers for interstate access rates.

On October 22, 2001, the Companies entered into an asset purchase agreement with CenturyTel of Alabama L.L.C., a wholly owned subsidiary of CenturyTel, Inc. (CenturyTel), to sell all in-franchise switched access lines in the state of Alabama to CenturyTel. The transaction closed on July 1, 2002.

2. Basis of Presentation

Historically, financial statements have not been prepared for the Exchanges, as they have no separate legal status or existence. The accompanying special-purpose financial statements have been prepared to present the statement of selected assets, selected liabilities and parent funding and statements of income and cash flows of the Exchanges for inclusion in CenturyTel's Form 8-K for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by Rule 3-05 of Regulation S-X for the transaction between CenturyTel and the Companies. The accompanying special-purpose financial statements have been prepared in accordance with accounting principles generally accepted in the United States using exchange-specific information where available (most revenue and property, plant and equipment (PP&E) related accounts) and allocations where data is not maintained on an exchange-specific basis within the Companies' books and records (most operating expenses, assets other than PP&E, and liabilities). Because of the significant amount of allocations and estimates used to prepare these financial statements, they may not reflect the financial position or results of operations of the Exchanges after the sale to CenturyTel.

The unaudited interim financial information presented herein has been prepared according to accounting principles generally accepted in the United States. In management's opinion, the information presented herein reflects all adjustments (consisting only of normal recurring accruals) necessary to present fairly the interim selected assets, selected liabilities and parent funding, and results of operations and cash flows of Verizon's Alabama Operations. The results for the interim periods are not necessarily indicative of the results for the full year.

The accompanying special-purpose financial statements include only those assets, liabilities and related operations of the Exchanges as historically incurred by the Companies and exclude all other assets, liabilities and operations of the Companies, specifically, affiliate accounts, cash, debt, accrued interest, and tax-related balance sheet accounts. These special-purpose financial statements also include the assets, liabilities and expenses related to employees who support the Exchanges, some of which are expected to remain employees of the Companies following the sale of the Exchanges.

Receivables related to end-user billings and operating revenues were identified by exchange using applicable billing system data. Receivables related to carrier and other miscellaneous billings were allocated to the Exchanges in proportion to carrier revenues.

Accounts payable were allocated to the Exchanges based on operating expenses and capital expenditures. Customer advances and deposits were allocated to the Exchanges based on total revenue. Accrued payroll costs were allocated to the Exchanges based on employee head count. Other current liabilities and other liabilities were allocated to the Exchanges based on access line count.

The Exchanges' operating expenses include both amounts incurred within their operating territories that relate directly to their exchanges (the Direct Expenses) and amounts incurred in centralized Verizon service centers that support multiple Verizon companies (the Indirect Expenses). The Direct Expenses generally correspond with locally performed functions, which are likely to transfer to the buyer of the Exchanges. The Indirect Expenses correspond to substantial back-office support and overhead functions, which are not likely to transfer to the buyer, but that the buyer will need to replace in some form in order to operate the Exchanges. The Indirect Expenses have been allocated to the Companies and further to specific exchanges within the Companies (including the Exchanges) based on estimates of usage or benefits received from such services. The level of allocated Indirect Expenses may not be representative of the buyer's ongoing expenses for these functions. Depreciation and amortization were calculated by using the related property, plant and equipment data.

Management believes the allocations used to determine selected amounts in the financial statements are appropriate methods to reasonably reflect the related income or expense of the Exchanges.

3. Summary of Significant Accounting Policies and Other Disclosures

The notes to the financial statements that follow contain limited disclosure data where it can be reasonably estimated for the Exchanges.

Revenue Recognition

Service revenues are recognized based on usage of local exchange networks and facilities and contract fees. The Exchanges recognize product and other service revenues when services are provided in accordance with contract terms and when products are delivered and accepted by the customers.

The Companies adopted the provisions of the Securities and Exchange Commission
(SEC) Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, effective January 1, 2000, as required by the SEC. As a result of the adoption of SAB No. 101, the Companies defer nonrecurring service activation revenues and costs and amortize them over the expected term of the customer relationship. The deferred costs are equal to the activation fee revenue and any excess cost is expensed immediately. The deferred costs represent direct costs associated with certain nonrecurring fees, such as service activation and installation fees.

Maintenance and Repairs

The cost of maintenance and repairs, including the cost of replacing minor items not constituting substantial betterments, is charged to cost of services as these costs are incurred.

Materials and Supplies

Included in materials and supplies are new and reusable materials, which are stated principally at average original cost, except that specific costs are used in the case of large individual items.

Long-Lived Assets

The Companies assess the impairment of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. A determination of impairment, if any, is made based on estimates of future cash flows. (See Recent Accounting Pronouncements - Impairment or Disposal of Long-Lived Assets below.)

Plant and Depreciation

Property, plant and equipment are recorded at cost. Depreciation expense is principally based on the composite group remaining life method and straight-line composite rates. This method provides for the recognition of the cost of the remaining net investment in telephone plant, less anticipated net salvage value, over remaining economic asset lives. This method requires the periodic review and revision of depreciation rates. The asset lives used are as follows:

                                                               Average Lives
                                                             ----------------
                                                                (In Years)

       Buildings                                                  30-35
       Central office equipment                                    5-10
       Outside communications plant                               15-50
       Furniture, vehicles and other equipment                     3-15

When depreciable telephone plant is replaced or retired in the normal course of business, the carrying amount of such plant is deducted from the respective accounts and accumulated depreciation is charged.

Interest associated with the acquisition or construction of plant assets is capitalized. Capitalized interest is reported as a cost of plant and a reduction in interest expense. The Companies capitalized $1,756,000 of interest costs for the year ended December 31, 2001.

Computer Software Costs

The Companies capitalize the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Subsequent additions, modifications or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. Also, interest associated with the development of internal-use software is capitalized. Capitalized computer software costs are amortized using the straight-line method over a period of three to seven years.

Income Taxes

Verizon and its domestic subsidiaries, including the Companies, file a consolidated federal income tax return. The Companies participate in a tax-sharing agreement with Verizon and remit tax payments to Verizon based on their respective tax liability on a separate company basis.

The Exchanges are not taxable entities. The Exchanges' operating results are included within the Companies for income tax purposes. Although the Exchanges contribute significant plant-related temporary differences (including investment tax credits) to the Companies' deferred tax balances, the Companies do not allocate income tax expense, income tax payables or deferred income taxes to the Exchanges. Deferred tax assets or liabilities are included in parent funding within these special-purpose financial statements. The provision for income taxes included in the accompanying statement of income for the year ended December 31, 2001 was calculated based on the income before income taxes of the Exchanges and the Companies' effective tax rates adjusted for permanent differences not attributable to the Exchanges. The primary difference between the effective income tax rate and the statutory federal income tax rate is state income taxes, net of federal tax benefits.

Advertising Costs

The Companies expense advertising costs as they are incurred. The Companies incurred $6.6 million in advertising costs in 2001. Based on the number of access lines, the allocated advertising costs for the Exchanges were approximately $0.9 million for 2001.

Employee Benefit Plans

The Companies participate in the Verizon benefit plans. Under these plans, pension and postretirement healthcare and life insurance benefits earned during the year, as well as interest on projected benefit obligations, are accrued currently. Prior service costs and credits resulting from changes in plan benefits are amortized over the average remaining service period of the employees expected to receive the benefits.

Comprehensive Income

The Companies had no other comprehensive income components for the year ended December 31, 2001 or for the six months ended June 30, 2002 and 2001; therefore, the Companies' and the Exchanges' comprehensive income is the same as net income.

Derivative Instruments

Effective January 1, 2001, the Companies adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. SFAS No. 133 requires that all derivatives, including derivatives embedded in other financial instruments, be measured at fair value and recognized as either assets or liabilities on the Companies' balance sheets. Changes in the fair values of derivatives not qualifying as hedges under SFAS No. 133 and any ineffective portion of hedges are recognized in earnings in the current period. Changes in the fair values of derivative instruments used effectively as fair value hedges are recognized in earnings, along with changes in the fair value of the hedged item. Changes in the fair value of the effective portions of cash flow hedges are reported in other comprehensive income, and recognized in earnings when the hedged item is recognized in earnings. The Companies had no derivative instruments as of December 31, 2001 or June 30, 2002 and 2001.

Recent Accounting Pronouncements

Business Combinations

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, which applies to business combinations occurring after June 30, 2001. SFAS No. 141 requires that the purchase method of accounting be used and includes guidance on the initial recognition and measurement of goodwill and other intangible assets acquired in the combination.

Goodwill and Other Intangible Assets

Effective January 1, 2002, the Companies adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121. The goodwill impairment test under SFAS No. 142 requires a two-step approach, which is performed at the reporting unit level, as defined in SFAS No. 142. Step one identifies potential impairments by comparing the fair value of the reporting unit to its carrying amount. Step two, which is only performed if there is a potential impairment, compares the carrying amount of the reporting unit's goodwill to its implied value, as defined in SFAS No. 142. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The adoption of SFAS No. 142 did not impact the results of operations or statement of selected assets, selected liabilities and parent funding because the Companies had no goodwill or other intangible assets as of January 1, 2002.

Impairment or Disposal of Long-Lived Assets

Effective January 1, 2002, the Companies adopted SFAS No. 144. This standard supersedes SFAS No. 121 and the provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, with regard to reporting the effects of a disposal of a segment of a business. SFAS No. 144 establishes a single accounting model for assets to be disposed of by sale and addresses several SFAS No. 121 implementation issues. The adoption of SFAS No. 144 did not have a material effect on the results of operations or financial position.

Asset Retirement Obligations

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This standard provides the accounting for the cost of legal obligations associated with the retirement of long-lived assets. SFAS No. 143 requires that companies recognize the fair value of a liability for asset retirement obligations in the period in which the obligations are incurred and capitalize that amount as a part of the book value of the long-lived asset. That cost is then depreciated over the remaining life of the underlying long-lived asset. The Companies are required to adopt SFAS No. 143, effective January 1, 2003. The Companies are currently evaluating the impact this new standard will have on their future results of operations or financial position.

4. Property, Plant and Equipment

The Companies maintain continuing property records, which identify specific property, plant and equipment (PP&E) balances, depreciation reserves and annual capital expenditure amounts for the Exchanges. The PP&E balance in the accompanying statement is based on these exchange-specific amounts and does not include any allocations of common assets utilized in providing the centralized services described in Note 2.

PP&E of the Exchanges is summarized as follows at December 31, 2001 (dollars in thousands):


   Land                                                  $     1,489
   Buildings                                                  38,690
   Central office equipment                                  257,317
   Outside communications plant                              436,675
   Furniture, vehicles and other work equipment               12,131
   Other                                                      12,183
   Construction-in-progress                                      908
                                                         -------------
                                                             759,393
   Less accumulated depreciation                            (516,158)
                                                         -------------
   Property, plant and equipment, net                    $   243,235
                                                         =============

5. Employee Benefit Plans

The Companies participate in Verizon's benefit plans. Verizon maintains noncontributory defined benefit pension plans for substantially all employees. The postretirement healthcare and life insurance plans for the Companies' retirees and their dependents are both contributory and noncontributory and include a limit on the Companies' share of cost for recent and future retirees. The Companies also sponsor defined contribution savings plans to provide opportunities for eligible employees to save for retirement on a tax-deferred basis.

The structure of Verizon's benefit plans does not provide for the separate determination of certain disclosures for the Companies or the Exchanges.

Pension Plans

The Companies participate in noncontributory defined benefit pension plans sponsored by Verizon covering substantially all employees. The benefits to be paid under these plans are generally based on years of credited service and average final earnings. Verizon's funding policy, subject to the minimum funding requirements of employee benefit and tax laws, is to contribute such amounts as are determined on an actuarial basis to accumulate funds sufficient to meet the plans' benefit obligation to employees upon their retirement. The Verizon plans are currently funded at levels in excess of projected benefit obligations. The assets of the plans consist primarily of corporate equities, government securities and corporate debt securities.

The Exchanges' net periodic benefit credit was $3.8 million for 2001. The net periodic benefit credit for the Exchanges was based on an allocation of the Companies' net periodic benefit credit. The allocations were based on the relative number of active employees of the Exchanges and retired employees of the Companies who were previously involved in the operations of the Exchanges to the Companies' total active and retired employee participants of the plans.

The prepaid pension asset shown on the accompanying financial statements represents an allocation of the Companies' net prepaid pension cost. The allocation was based on the relative number of active employees of the Exchanges and retired employees of the Companies who were previously directly involved in the operations of the Exchanges to the Companies' total active and retired employee participants of the plans.

The significant weighted-average assumptions used by Verizon for the pension measurements were as follows at December 31, 2001:

        Discount rate                                             7.25%
        Rate of compensation increase                             5.00
        Long-term rate of return on plan assets                   9.25

Postretirement Benefits Other than Pensions

Substantially all of the Companies' employees are covered under postretirement healthcare and life insurance benefit plans sponsored by Verizon. The determination of benefit cost for postretirement health plans is generally based on comprehensive hospital, medical and surgical benefit plan provisions. The Companies intend to fund amounts for postretirement benefits as deemed appropriate.

The Exchanges' postretirement benefit cost was $2.2 million for 2001. The postretirement cost for the Exchanges was based on an allocation of the Companies' net postretirement benefit cost. The allocation was based on the relative number of active employees of the Exchanges and retired employees of the Companies who were previously involved in the operations of the Exchanges to the Companies' total active and retired employee participants of the plans.

The employee benefit obligations shown in the accompanying financial statements represent an allocation of the Companies' actuarially determined postretirement healthcare and life insurance benefit liabilities. The allocation was based on the relative number of active employees of the Exchanges and retired employees of the Companies who were previously involved in the operations of the Exchanges to the Companies' total active and retired employee participants of the plans.

The weighted-average assumptions used by Verizon in the actuarial computations for healthcare and life benefits were as follows at December 31, 2001:

        Discount rate                                            7.25%
        Long-term rate of return on plan assets                  8.00
        Medical cost trend rate at end of year                  10.00
        Ultimate (year 2005)                                     5.00


Savings Plans and Employee Stock Ownership Plans

Substantially all of the Companies' employees are eligible to participate in savings plans maintained by Verizon. Verizon maintains a leveraged employee stock ownership plan (ESOP) for its management employees of the former GTE subsidiaries. Under this plan, a certain percentage of eligible employee contributions is matched with shares of Verizon's common stock. Verizon recognizes leveraged ESOP cost based on the modified shares allocated method for this leveraged ESOP that held shares before December 31, 1989. The Companies recognize savings plans costs based on their matching obligation attributed to their participating management employees. In addition to the ESOP, Verizon also maintains a savings plan for nonmanagement employees. Matching contributions attributable to the Exchanges' employees were included as general and administrative expenses in these special-purpose financial statements. The Exchanges' total savings plans costs, based on an allocation of the Exchanges' employees to the Companies' total employees, were approximately $726,000 in 2001.

6. Parent Funding and Interest Expense

For purposes of these statements, all funding requirements have been summarized as "parent funding" without regard to whether the funding represents debt or equity. No specific debt instruments can be directly associated with the Exchanges, nor are separate equity accounts maintained. As such, interest expense, net of interest income, of the Companies for the year ended December 31, 2001 and the six months ended June 30, 2002 and 2001 was allocated to the Exchanges and shown in the accompanying statements of income based on the relative percentage of the Exchanges' parent funding to the total debt and equity for the Companies.

7. Transactions with Affiliates

Historically, extensive transactions have occurred between the Exchanges and GTE Communications Systems Corporation (GTE Communications Systems), Verizon Information Services Inc., Verizon Data Services Inc., Verizon Services (including Verizon Services Corp., Verizon Services Group, and Verizon Corporate Services Group Inc.), GTE Funding and various other affiliates. These transactions have included construction and maintenance services, data processing and management services, and financing and directories agreements.

The Companies' transactions with affiliates are summarized as follows (the respective information is not separately available for the Exchanges):

                                                                         Year ended
                                                                      December 31, 2001
                                                              ---------------- -----------------
                                                               Contel of the    Verizon South
                                                                   South
                                                              ----------------------------------
                                                                   (Dollars in Thousands)

Operating revenues:
  Verizon Information Services Inc.                             $       10       $     1,100
  Other revenue from affiliates                                     21,284            66,400
                                                              ---------------- -----------------
                                                                    21,294            67,500
Operating expenses:
  GTE Communications Systems                                        11,186            15,100
  Verizon Information Services Inc.                                    143             4,200
  Verizon Data Services Inc.                                         4,538            61,200
  Verizon Services                                                   9,501           122,100
  Other                                                                  -               200
                                                              ---------------- -----------------
                                                                    25,368           202,800
Other income:
   Equity loss from Ventures III                                         -            (9,300)

Interest expense (income), net:
   Interest expense (income) to GTE, net                             3,178              (300)

Plant, property and equipment:
   Purchases from GTE Communications Systems                            55            44,700
   Transfer of advanced data assets from Ventures III                    -             4,000
                                                              ---------------- -----------------
                                                                        55            48,700

GTE Communications Systems (100% owned by Verizon) provides construction and maintenance equipment, supplies and electronic repair services to the Companies. Such purchases and services are recorded at the lower of cost, including a return realized by GTE Communications Systems, or fair market value.

The Companies have an agreement to provide subscriber lists, billing and collection and other services to Verizon Information Services Inc. (Directories) (100% owned by Verizon). Directories bills the Exchanges for printing and other costs associated with regulatory requirements included in the telephone directories, including the cost of any Extended Area Service sections in the directories. Directories also bills the Exchanges for any advertising it places in the telephone directories. The amounts charged to the Companies for these transactions are based on fair market value.

Verizon Data Services Inc. provides data processing services, software application development and maintenance, which generally benefit Verizon's operating telephone subsidiaries, including the Companies. The amounts charged to the Companies for these affiliated transactions are based on proportional cost allocation methodologies.

The Companies have contractual arrangements with Verizon Services Inc. for the provision of various centralized services. These services are divided into two broad categories. The first category is comprised of network-related services, which generally benefit only Verizon's operating telephone subsidiaries. These services include marketing, sales, legal, accounting, finance, data processing, materials management, procurement, labor relations, and staff support for various network operations. The second category is comprised of overhead and support services, which generally benefit all subsidiaries of Verizon. Such services include corporate governance, corporate finance, external affairs, legal, media relations, employee communications, corporate advertising, human resources, and treasury. Cost may be directly assigned to one subsidiary or allocated to more than one subsidiary based on functional reviews of the work performed.

The Companies recognized interest expense/income in connection with contractual arrangements with GTE Funding to provide short-term financing and cash management services to them.

In 2000, Verizon South Inc. transferred certain advanced data assets to an affiliated company, Verizon Ventures III Inc. (Ventures III), in exchange for common stock of Ventures III. This transfer was done to satisfy a condition of the FCC's approval of the Bell Atlantic-GTE merger, which required the provision of advanced data services through a separate affiliate. Throughout 2001, Verizon South Inc. continued to invest in Ventures III through the transfer of additional assets. As a result of the transfers, Verizon South Inc. has an ownership interest in Ventures III, which is accounted for under the equity method of accounting. Verizon South Inc.'s ownership interest in Ventures III was 1.11% at December 31, 2001.

The accompanying financial statements reflect equity losses associated with the investment in Ventures III of $837,000 in 2001 and an investment in Ventures III, included in other assets, of $20,000 at December 31, 2001.

Other operating revenues and expenses include miscellaneous items of income and expense resulting from transactions with other affiliates of the Companies. These transactions include the provision of local and network access services, billing and collection services, rental of facilities and equipment, and sales and purchases of materials and supplies. The Companies also earn fees from an affiliate for usage of its directory listings.

The affiliated receivables and payables associated with these transactions have been included in parent funding.

8. Regulatory Matters

The state regulatory commission in Alabama regulates the Companies' intrastate business. The Companies are also subject to regulation by the Federal Communications Commission for their interstate business operations. The Companies' Alabama price cap plan started in January 1996. The plan does not have an expiration date but is reviewed every five years. There are three service categories: basic, nonbasic and interconnection. Basic services are capped for five years from the September 1995 order date. At the end of the cap, prices can be increased by GDP-PI less a 1% productivity factor less any service penalties (up to 0.75% maximum penalty). Nonbasic services can be increased beginning January 1997 and prices can be increased a maximum of 10% in the aggregate for a given year. Individual prices can be changed more than 10% as long as the aggregate change is 10% or less. The Companies' intrastate access charges are capped at a composite rate of $0.064 per minute. Tariff filings for incumbent local exchange carriers are presumptively valid. Earnings are not regulated.

9. Commitments and Contingencies

The Companies have noncancelable operating leases covering certain buildings, office space and equipment. The Companies' rental expense was $33,523,000 in 2001. Minimum rental commitments under these noncancelable leases are approximately $4.3 million, $3.9 million, $3.7 million, $3.4 million, and $3.0 million for the years 2002 through 2006, respectively, and $9.6 million thereafter. Based on the number of access lines, the allocated rent expense of the Exchanges was approximately $4.4 million for 2001.

Various legal actions and regulatory proceedings are pending to which the Companies are a party and there are claims which, if asserted, may lead to other legal actions. Management does not believe the ultimate resolution of pending regulatory and legal matters in future periods will have a material effect on the financial position of the Companies or the Exchanges.

10. Segment Reporting

The Exchanges do not have separate reportable segments of their own. The Exchanges are part of the Companies, which have one reportable segment - the provision of domestic wire line telecommunications services. Specifically, the Companies provide local telephone services including voice and data transport, enhanced and custom calling features, network access, directory assistance and private lines. In addition, the Companies provide customer premises equipment distribution, billing and collection, and pay telephone services.

11. Financial Instruments

Financial instruments that subject the Companies to concentrations of credit risk consist primarily of short-term investments and trade receivables. Concentrations of credit risk with respect to trade receivables other than those from AT&T Corp. (AT&T) are limited due to the large number of customers. The Companies' revenues generated from services provided to AT&T (primarily network access and billing and collection) were 6.9% of total revenues for 2001.

While the Companies may be exposed to credit losses due to the nonperformance of their counterparties, the Companies consider this risk remote and do not expect the settlement of these transactions to have a material effect on their results of operations or financial position.


                              FINANCIAL STATEMENTS
                          Verizon's Missouri Operations

                 For the Six Months ended June 30, 2002 and 2001
                        and Year ended December 31, 2001




                                    Contents

Report of Independent Auditors

Financial Statements

Statements of Selected Assets, Selected Liabilities
  and Parent Funding
Statements of Income
Statements of Parent Funding
Statements of Cash Flows
Notes to Financial Statements



                         Report of Independent Auditors

The Board of Directors and Shareowner
GTE Midwest Incorporated

We have audited the accompanying special-purpose statement of selected assets, selected liabilities and parent funding of Verizon's Missouri Operations (the Exchanges), a carved-out component of GTE Midwest Incorporated (the Company), as of December 31, 2001, and the related statements of income, parent funding and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, the accompanying special-purpose financial statements were prepared for inclusion in CenturyTel, Inc.'s (CenturyTel) Form 8-K for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by Rule 3-05 of Regulation S-X in connection with an asset purchase agreement between CenturyTel of Missouri L.L.C., a wholly owned subsidiary of CenturyTel and the Company. The statements include allocations of certain indirectly attributable amounts on bases determined by management of the Company.

In our opinion, the special-purpose financial statements referred to above present fairly, in all material respects, the selected assets, selected liabilities and parent funding of Verizon's Missouri Operations as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

April 24, 2002, except for Note 1,
as to which the date is August 31, 2002


                          Verizon's Missouri Operations

     Statements of Selected Assets, Selected Liabilities and Parent Funding
                             (Dollars in Thousands)

                                                                         June 30, 2002     December 31, 2001
                                                                       ------------------ -------------------
                                                                          (Unaudited)         (Audited)
           Selected Assets
Current assets:
   Accounts receivable, net of allowance of
     $5,047 and $4,710, respectively                                   $       44,430      $       48,267
   Materials and supplies                                                         711                 577
   Prepaid expenses                                                             2,680               6,500
   Deferred activation charges - current                                        3,624               3,820
                                                                       ------------------ -------------------
Total current assets                                                           51,445              59,164

Property, plant and equipment, net                                            389,845             390,409

Prepaid pension asset                                                          85,807              80,794
Deferred activation charges - noncurrent                                        7,060               7,238
                                                                      ------------------ -------------------
Total selected assets                                                  $      534,157      $      537,605
                                                                      ================== ===================
     Selected Liabilities and Parent Funding

Current liabilities:
   Accounts payable                                                    $           18     $           895
   Advance billings and customer deposits                                       5,781               5,323
   Accrued payroll-related costs                                                9,375              15,306
   Deferred activation revenues - current                                       3,624               3,820
   Other current liabilities                                                   13,530               9,276
                                                                      ------------------ -------------------
Total current liabilities                                                      32,328              34,620

Employee benefit obligations                                                   27,751              28,201
Deferred activation revenues - noncurrent                                       7,061               7,238
Other liabilities                                                                 278                 849
                                                                      ------------------ -------------------

Total selected liabilities                                                     67,418              70,908

Parent funding                                                                466,739             466,697
                                                                      ------------------ -------------------

Total selected liabilities and parent funding                          $      534,157       $     537,605
                                                                      ================== ===================

See accompanying notes.

                          Verizon's Missouri Operations

                              Statements of Income
                             (Dollars in Thousands)

                                                                                      Year ended
                                                   Six Months ended June 30           December 31
                                                     2002            2001                2001
                                              ------------------------------     -------------------
                                                         (Unaudited)                  (Audited)
Operating Revenues
Local services                                $    55,715      $    53,551       $     106,072
Network access services                            67,063           80,098             149,463
Long-distance services                              7,807            8,541              17,926
Other services                                     10,741           11,059              22,425
                                              ------------------------------     -------------------
Total operating revenues                          141,326          153,249             295,886

Operating Expenses
Cost of services                                   39,675           33,445              85,609
Selling, general and administrative                20,826           20,165              38,809
Depreciation and amortization                      24,231           23,149              44,956
                                              ------------------------------     -------------------
Total operating expenses                           84,732           76,759             169,374
                                              ------------------------------     -------------------

Operating income                                   56,594           76,490             126,512

Interest expense, net                               3,380            8,074              11,884
Other (income) expense                                (18)            (107)              1,645
                                              ------------------------------     -------------------

Income before income taxes                         53,232           68,523             112,983

Income taxes                                       20,547           26,559              47,420
                                              -------------- ---------------     -------------------
Net income                                    $    32,685       $   41,964        $     65,563
                                              ==============================     ===================

See accompanying notes.

                          Verizon's Missouri Operations

                          Statements of Parent Funding
                             (Dollars in Thousands)

                     For the Six Months ended June 30, 2002
                      and the Year ended December 31, 2001

Balance at December 31, 2000                                 $  440,818
   Net income (audited)                                          65,563
   Net transfers to GTE Corporation (audited)                   (39,684)
                                                             -------------
Balance at December 31, 2001 (audited)                          466,697
   Net income (unaudited)                                        32,685
   Net transfers to GTE Corporation (unaudited)                 (32,643)
                                                             =============
Balance at March 31, 2002 (unaudited)                        $  466,739
                                                             =============

See accompanying notes.

                          Verizon's Missouri Operations

                            Statements of Cash Flows
                             (Dollars in Thousands)

                                                                                             Year ended
                                                           Six Months ended June 30          December 31
                                                            2002              2001               2001
                                                      ---------------------------------   -----------------
                                                                  (Unaudited)                 (Audited)
Operating Activities
Net income                                            $    32,685      $     41,964       $     65,563
Adjustments to reconcile net income to
  net cash provided by operating activities:
     Depreciation and amortization                         24,231            23,149             44,956
     Provision for uncollectible accounts                   2,447             1,627              1,627
     Employee benefit obligations                          (5,463)           (2,671)            (7,440)
     Changes in current assets and current
       liabilities:
         Accounts receivable                                1,390               745             (6,633)
         Other current assets                               3,686             9,095              5,815
         Current liabilities                               (6,350)           (1,206)            (7,277)
       Other, net                                           3,684            (5,554)            (3,464)
                                                      ---------------------------------  -----------------
Cash provided by operating activities                      56,310            67,149             93,147

Investing Activities
Capital expenditures                                      (23,667)          (25,495)           (53,463)
                                                      ---------------------------------  -----------------
Cash used in investing activities                         (23,667)          (25,495)           (53,463)

Financing Activities
Net transfers to GTE Corporation                          (32,643)          (41,654)           (39,684)
                                                      ---------------------------------  -----------------
Cash used in financing activities                         (32,643)          (41,654)           (39,684)
                                                      ---------------------------------  -----------------

Net change in cash during the period                            -                 -                  -
Cash at beginning of period                                     -                 -                  -
                                                      ---------------------------------  -----------------
Cash at end of period                                 $         -      $          -        $         -
                                                      =================================  =================

See accompanying notes.

                          Verizon's Missouri Operations

                          Notes to Financial Statements



1. Description of Business

The selected local telephone exchanges (the Exchanges) included in these special-purpose financial statements serve approximately 371,000 switched access lines in the state of Missouri. The exchanges represent substantially all of the switched access lines in service for GTE Midwest Incorporated (Company or GTE Midwest). The Company is a wholly owned subsidiary of GTE Corporation (GTE), which is a wholly owned subsidiary of Verizon Communications Inc. (Verizon).

The Company provides two basic types of telecommunications services:

Exchange telecommunication service is the transmission of telecommunications among customers located within a local calling area within a LATA. Examples of exchange telecommunications services include switched local residential and business services, local private line voice and data services, and Centrex services. The Company also provides toll services within a LATA (intraLATA long distance).

Exchange access service links a customer's premises and the transmission facilities of other telecommunications carriers, generally interLATA carriers. Examples of exchange access services include switched access and special access services.

The communications services provided by the Company are subject to regulation by the Missouri Public Service Commission with respect to intrastate rates and services and certain other matters. The Federal Communications Commission (FCC) regulates rates that the Company charges long-distance carriers and end-user subscribers for interstate access rates.

On October 22, 2001, the Company entered into an asset purchase agreement with CenturyTel of Missouri L.L.C., a wholly owned subsidiary of CenturyTel, Inc. (CenturyTel), to sell all in-franchise switched access lines in the state of Missouri to CenturyTel. The transaction closed on August 31, 2002.

2. Basis of Presentation

Historically, financial statements have not been prepared for the Exchanges, as they have no separate legal status or existence. The accompanying special-purpose financial statements have been prepared to present the statement of selected assets, selected liabilities and parent funding and statements of income and cash flows of the Exchanges for inclusion in CenturyTel's Form 8-K for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by Rule 3-05 of Regulation S-X for the transaction between CenturyTel and the Company. The accompanying special-purpose financial statements have been prepared in accordance with accounting principles generally accepted in the United States using exchange-specific information where available (most revenue and property, plant and equipment (PP&E) related accounts) and allocations where data is not maintained on an exchange-specific basis within the Company's books and records (most operating expenses, assets other than PP&E, and liabilities). Because of the significant amount of allocations and estimates used to prepare these financial statements, they may not reflect the financial position or results of operations of the Exchanges after the sale to CenturyTel.

The unaudited interim financial information presented herein has been prepared according to accounting principles generally accepted in the United States. In management's opinion, the information presented herein reflects all adjustments (consisting only of normal recurring accruals) necessary to present fairly the interim selected assets, selected liabilities and parent funding, and results of operations and cash flows of Verizon's Missouri Operations. The results for the interim periods are not necessarily indicative of the results for the full year.

The accompanying special-purpose financial statements include only those assets, liabilities and related operations of the Exchanges as historically incurred by the Company and exclude all other assets, liabilities and operations of GTE Midwest and Verizon and its other subsidiaries, specifically cash, debt, accrued interest, and tax-related balance sheet accounts. These special-purpose financial statements also include assets, liabilities and expenses related to employees who support the Exchanges, some of whom are expected to remain employees of the Company following the sale of the Exchanges.

Accounts receivable and operating revenues are based on the applicable billing system information. Other current assets and the current liabilities of the Exchanges reflect the respective balances of the Company, excluding amounts owed from/to affiliates.

The Exchanges' operating expenses include both amounts incurred within their operating territories that relate directly to their exchanges (the Direct Expenses) and amounts incurred in centralized Verizon service centers that support multiple Verizon companies (the Indirect Expenses). The Direct Expenses generally correspond with locally performed functions, which are likely to transfer to the buyer of the Exchanges. The Indirect Expenses correspond to substantial back-office support and overhead functions, which are not likely to transfer to the buyer, but that the buyer will need to replace in some form in order to operate the Exchanges. The Indirect Expenses have been allocated to GTE Midwest and further to specific exchanges within GTE Midwest (including the Exchanges) based on estimates of usage or benefits received from such services. The level of allocated Indirect Expenses may not be representative of the buyer's ongoing expenses for these functions. Depreciation and amortization were calculated using the related property, plant and equipment data.

Management believes the allocations used to determine selected amounts in the financial statements are appropriate methods to reasonably reflect the related income or expense of the Exchanges.

3. Summary of Significant Accounting Policies and Other Disclosures

The notes to the financial statements that follow contain limited disclosure data where it can be reasonably estimated for the Exchanges.

Revenue Recognition

Service revenues are recognized based on usage of local exchange networks and facilities and contract fees. The Exchanges recognize product and other service revenues when services are provided in accordance with contract terms and when products are delivered and accepted by the customers.

The Company adopted the provisions of the Securities and Exchange Commission
(SEC) Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, effective January 1, 2000, as required by the SEC. As a result of the adoption of SAB No. 101, the Company defers nonrecurring service activation revenues and costs and amortize them over the expected term of the customer relationship. The deferred costs are equal to the activation fee revenue and any excess cost is expensed immediately. The deferred costs represent direct costs associated with certain nonrecurring fees, such as service activation and installation fees.

Maintenance and Repairs

The cost of maintenance and repairs, including the cost of replacing minor items not constituting substantial betterments, is charged to cost of services as these costs are incurred.

Materials and Supplies

Included in materials and supplies are new and reusable materials, which are stated principally at average original cost, except that specific costs are used in the case of large individual items.

Long-Lived Assets

The Company assesses the impairment of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. A determination of impairment, if any, is made based on estimates of future cash flows. (See Recent Accounting Pronouncements - Impairment or Disposal of Long-Lived Assets below.)

Plant and Depreciation

Property, plant and equipment are recorded at cost. Depreciation expense is principally based on the composite group remaining life method and straight-line composite rates. This method provides for the recognition of the cost of the remaining net investment in telephone plant, less anticipated net salvage value, over remaining economic asset lives. This method requires the periodic review and revision of depreciation rates. The asset lives used are as follows:

                                                           Average Lives
                                                           -------------
                                                            (In Years)

     Buildings                                                 30-35
     Central office equipment                                   5-10
     Outside communications plant                              15-50
     Furniture, vehicles and other equipment                    3-15

When depreciable telephone plant is replaced or retired in the normal course of business, the carrying amount of such plant is deducted from the respective accounts and accumulated depreciation is charged.

Interest associated with the acquisition or construction of plant assets is capitalized. Capitalized interest is reported as a cost of plant and a reduction in interest expense. During 2001, the Company capitalized $206,000 of interest costs.

Computer Software Costs

The Company capitalizes the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Subsequent additions, modifications or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. Also, interest associated with the development of internal-use software is capitalized. Capitalized computer software costs are amortized using the straight-line method over a period of three to seven years.

Income Taxes

Verizon and its domestic subsidiaries, including the Company, file a consolidated federal income tax return. The Company participates in a tax-sharing agreement with Verizon and remits tax payments to Verizon based on its respective tax liability on a separate company basis.

The Exchanges are not taxable entities. The Exchanges' operating results are included within the Company for income tax purposes. Although the Exchanges contribute significant plant-related temporary differences (including investment tax credits) to the Company's deferred tax balances, the Company does not allocate income tax expense, income tax payables or deferred income taxes to the Exchanges. Deferred tax assets and liabilities are included in parent funding within these special-purpose financial statements. The provision for income taxes included in the accompanying statement of income for the year ended December 31, 2001 was calculated based on the income before income taxes of the Exchanges and the Company's 2001 effective tax rate adjusted for permanent differences not attributable to the Exchanges. The primary difference between the effective income tax rate and the statutory federal income tax rate is state income taxes, net of federal tax benefits.

Advertising Costs

The Company expenses advertising costs as they are incurred. In 2001, the Company incurred $1,303,000 in advertising costs.

Employee Benefit Plans

The Company participates in the Verizon benefit plans. Under these plans, pension and postretirement healthcare and life insurance benefits earned during the year, as well as interest on projected benefit obligations, are accrued currently. Prior service costs and credits resulting from changes in plan benefits are amortized over the average remaining service period of the employees expected to receive the benefits.

Comprehensive Income

The Company had no other comprehensive income components for the year ended December 31, 2001 or the six months ended June 30, 2002 and 2001; therefore, the Company's and the Exchange's comprehensive income is the same as net income.

Derivative Instruments

Effective January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. SFAS No. 133 requires that all derivatives, including derivatives embedded in other financial instruments, be measured at fair value and recognized as either assets or liabilities on the Company's balance sheet. Changes in the fair values of derivatives not qualifying as hedges under SFAS No. 133 and any ineffective portion of hedges are recognized in earnings in the current period. Changes in the fair values of derivative instruments used effectively as fair value hedges are recognized in earnings, along with changes in the fair value of the hedged item. Changes in the fair value of the effective portions of cash flow hedges are reported in other comprehensive income, and recognized in earnings when the hedged item is recognized in earnings. The Company had no derivative instruments as of December 31, 2001 or June 30, 2002 and 2001.

Recent Accounting Pronouncements

Business Combinations

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, which applies to business combinations occurring after June 30, 2001. SFAS No. 141 requires that the purchase method of accounting be used and includes guidance on the initial recognition and measurement of goodwill and other intangible assets acquired in the combination.

Goodwill and Other Intangible Assets

Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No.
121. The goodwill impairment test under SFAS No. 142 requires a two-step approach, which is performed at the reporting unit level, as defined in SFAS No.
142. Step one identifies potential impairments by comparing the fair value of the reporting unit to its carrying amount. Step two, which is only performed if there is a potential impairment, compares the carrying amount of the reporting unit's goodwill to its implied value, as defined in SFAS No. 142. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The adoption of SFAS No. 142 did not impact the results of operations or statement of selected assets, selected liabilities and parent funding because the Company had no goodwill or other intangible assets as of January 1, 2002.

Impairment or Disposal of Long-Lived Assets

Effective January 1, 2002, the Company adopted SFAS No. 144. This standard supersedes SFAS No. 121 and the provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, with regard to reporting the effects of a disposal of a segment of a business. SFAS No. 144 establishes a single accounting model for assets to be disposed of by sale and addresses several SFAS No. 121 implementation issues. The adoption of SFAS No. 144 did not have a material effect on the results of operations or financial position.

Asset Retirement Obligations

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This standard provides the accounting for the cost of legal obligations associated with the retirement of long-lived assets. SFAS No. 143 requires that companies recognize the fair value of a liability for asset retirement obligations in the period in which the obligations are incurred and capitalize that amount as a part of the book value of the long-lived asset. That cost is then depreciated over the remaining life of the underlying long-lived asset. The Company is required to adopt SFAS No. 143 effective January 1, 2003. The Company is currently evaluating the impact this new standard will have on its future results of operations or financial position.

4. Property, Plant and Equipment

The Company maintains continuing property records, which identify specific property, plant and equipment (PP&E) balances, depreciation reserves and annual capital expenditure amounts for the Exchanges. The PP&E balance in the accompanying statement is based on these exchange-specific amounts and does not include any allocations of common assets utilized in providing the centralized services described in Note 2.

PP&E of the Exchanges is summarized as follows at December 31, 2001 (dollars in thousands):


       Land                                                    $      3,280
       Buildings                                                     69,247
       Central office equipment                                     336,084
       Outside communications plant                                 524,915
       Furniture, vehicles and other work equipment                  25,624
       Other                                                         33,898
       Construction-in-progress                                         475
       --------------------------------------------------------------------
                                                                    993,523
       ====================================================================
       Less accumulated depreciation                               (603,114)
       --------------------------------------------------------------------
       Property, plant and equipment, net                        $  390,409
       ====================================================================

5. Employee Benefit Plans

The Company participates in Verizon's benefit plans. Verizon maintains noncontributory defined benefit pension plans for substantially all employees. The postretirement healthcare and life insurance plans for the Company's retirees and their dependents are both contributory and noncontributory and include a limit on the Company's share of cost for recent and future retirees. The Company also sponsors defined contribution savings plans to provide opportunities for eligible employees to save for retirement on a tax-deferred basis.

The structure of Verizon's benefit plans does not provide for the separate determination of certain disclosures for the Company or the Exchanges.

Pension Plans

The Company participates in noncontributory defined benefit pension plans sponsored by Verizon covering substantially all employees. The benefits to be paid under these plans are generally based on years of credited service and average final earnings. Verizon's funding policy, subject to the minimum funding requirements of employee benefit and tax laws, is to contribute such amounts as are determined on an actuarial basis to accumulate funds sufficient to meet the plans' benefit obligation to employees upon their retirement. The Verizon plans are currently funded at levels in excess of projected benefit obligations. The assets of the plans consist primarily of corporate equities, government securities and corporate debt securities.

The Exchanges' net periodic benefit credit was $11.1 million for 2001.

The prepaid pension asset shown on the accompanying financial statements represents the net prepaid pension cost of active employees of the Exchanges and retired employees of the Company who were previously directly involved in the operations of the Exchanges to the Company's total active and retired employee participants of the plans.

The significant weighted-average assumptions used by Verizon to determine the pension credit and asset were as follows at December 31, 2001:

        Discount rate                                           7.25%
        Rate of compensation increase                           5.00
        Long-term rate of return on plan assets                 9.25

Postretirement Benefits Other Than Pensions

Substantially all of the Company's employees are covered under postretirement healthcare and life insurance benefit plans sponsored by Verizon. The determination of benefit cost for postretirement health plans is generally based on comprehensive hospital, medical and surgical benefit plan provisions. The Company intends to fund amounts for postretirement benefits as deemed appropriate.

The Exchange's postretirement benefit cost was $4.1 million for 2001. The postretirement cost for the Exchanges was based on an allocation of the Company's net postretirement cost. The allocation was based on the relative number of active employees of the Exchanges and retired employees of the Company who were previously involved in the operations of the Exchanges to the Company's total active and retired employee participants of the plans.

The employee benefit obligations shown in the accompanying financial statements represents an allocation of the Company's actuarially determined postretirement healthcare and life insurance benefit liabilities. The allocation was based on the relative number of active employees of the Exchanges and retired employees of the Company who were previously involved in the operations of the Exchanges to the Company's total active and retired employee participants of the plans.

The weighted-average assumptions used by Verizon in the actuarial computations for healthcare and life benefits were as follows at December 31, 2001:

        Discount rate                                                7.25%
        Long-term rate of return on plan assets                      8.00
        Medical cost trend rate at end of year                      10.00
        Ultimate (year 2005)                                         5.00

Savings Plans and Employee Stock Ownership Plans

Substantially all of the Company's employees are eligible to participate in savings plans maintained by Verizon. Verizon maintains a leveraged employee stock ownership plan (ESOP) for its management employees of the former GTE Companies. Under this plan, a certain percentage of eligible employee contributions is matched with shares of Verizon's common stock. Verizon recognizes leveraged ESOP cost based on the modified shares allocated method for this leveraged ESOP that held shares before December 31, 1989. The Company recognizes savings plans costs based on its matching obligation attributed to its participating management employees. In addition to the ESOP, Verizon also maintains a savings plan for nonmanagement employees. The Company's total savings plans costs were $1.4 million in 2001.

6. Parent Funding and Interest Expense

For purposes of these statements, all funding requirements have been summarized as "parent funding" without regard to whether the funding represents debt or equity. No specific debt instruments can be directly associated with the Exchanges, nor are separate equity accounts maintained. All net interest expense of the Company for the year ended December 31, 2001 and the six months ended June 30, 2002 and 2001 was allocated to the Exchanges and shown in the accompanying statements of income.

7. Transactions with Affiliates

Historically, extensive transactions have occurred between the Company and GTE Communications Systems Corporation (GTE Communications Systems), Verizon Information Services Inc., Verizon Data Services Inc., Verizon Services (including Verizon Services Corp., Verizon Services Group, and Verizon Corporate Services Group Inc.), GTE Funding Incorporated (GTE Funding) and other affiliates.

Transactions with affiliates included in the accompanying financial statements are summarized as follows:

                                                   Year ended December 31,
                                                            2001
                                                ------------------------------
                                                   (Dollars in Thousands)
Operating revenues:
  Verizon Information Services Inc.                    $        73
  Other revenue from affiliates                             21,190
                                                 -----------------------------
                                                            21,263
Operating expenses:
  GTE Communications Systems                                 3,651
  Verizon Information Services Inc.                            764
  Verizon Data Services Inc.                                13,139
  Verizon Services                                          26,091
                                                -----------------------------
                                                            43,645
Other expense:
   Equity loss from Ventures III                            (1,645)

Interest expense, net:
   Interest expense to GTE, net                             18,884

Plant, property and equipment:
   Purchases from GTE Communications Systems                 8,083


The Company has an agreement to provide subscriber lists, billing and collection and other services to Verizon Information Services Inc. (Directories) (100% owned by Verizon) at fair market value. Directories bills the Company for printing and other costs associated with regulatory requirements included in the telephone directories, including the cost of any Extended Area Service sections in the directories. Directories also bills the Company for any advertising it places in the telephone directories. The amounts charged to the Company for these transactions are based on fair market value.

GTE Communications Systems (100% owned by Verizon) provides construction and maintenance equipment, supplies and electronic repair services to the Company. Such purchases and services are recorded at the lower of cost, including a return realized by GTE Communications Systems, or fair market value.

Verizon Data Services Inc. provides data processing services, software application development and maintenance, which generally benefit Verizon's operating telephone subsidiaries, including the Exchanges. The amounts charged to the Company for these affiliated transactions are based on proportional cost allocation methodologies.

The Company has contractual arrangements with Verizon Services for the provision of various centralized services. These services are divided into two broad categories. The first category is comprised of network-related services, which generally benefit only Verizon's operating telephone subsidiaries. These services include marketing, sales, legal, accounting, finance, data processing, materials management, procurement, labor relations, and staff support for various network operations. The second category is comprised of overhead and support services, which generally benefit all subsidiaries of Verizon. Such services include corporate governance, corporate finance, external affairs, legal, media relations, employee communications, corporate advertising, human resources, and treasury. Cost may be directly assigned to one subsidiary or allocated to more than one subsidiary based on functional reviews of the work performed.

The Company recognized net interest expense in connection with contractual arrangements with GTE Funding affiliates to provide short-term financing and cash management services to it.

In 2000, the Company transferred certain advanced data assets to an affiliated company, Verizon Ventures III Inc. (Ventures III), in exchange for common stock of Ventures III. This transfer was done to satisfy a condition of the FCC's approval of the Bell Atlantic-GTE merger, which required the provision of advanced data services through a separate affiliate. Throughout 2001, the Company continued to invest in Ventures III through the transfer of additional assets. As a result of the transfers, the Company has an ownership interest in Ventures III, which is accounted for under the equity method of accounting. The Company recorded equity losses associated with its investment in Ventures III of $1,645,000 in 2001. Its investment in Ventures III was $0 at December 31, 2001. The Company's ownership interest in Ventures III was 0.21% at December 31, 2001.

Other operating revenues include miscellaneous items of income resulting from transactions with other affiliates of the Company. These transactions include the provision of local and network access services, billing and collection services, rental of facilities and equipment, and sales and purchases of materials and supplies. The Company also earns fees from an affiliate for usage of its directory listings.

The affiliated receivables and payables associated with these transactions have been included in parent funding.

8. Regulatory Matters

The Missouri Public Service Commission regulates the Company's intrastate business. The Company is also subject to regulation by the Federal Communications Commission for its interstate business operations.

The Company's Missouri statutory price cap plan started in February 1999. Under the plan, the Company can rebalance rates in the first four years of the plan by increasing local rates by $1.50 and reducing switched access by an equivalent amount. Toll rates must be reduced by 10% in the first year. Nonbasic service rates may increase 8% annually. Earnings are not regulated.

9. Commitments and Contingencies

The Company has noncancelable operating leases covering certain buildings, office space and equipment. The Company's rental expense was $12,339,000 in 2001. Minimum rental commitments under these noncancelable leases are approximately $410,000, $364,000, $356,000, $111,000 and $5,000 for the years
2002 through 2006, respectively, and $52,000 thereafter.

Various legal actions and regulatory proceedings are pending to which the Company is a party and there are claims which, if asserted, may lead to other legal actions. Management does not expect that the ultimate resolution of pending regulatory and legal matters in future periods will have a material effect on the financial position of the Company or the Exchanges, but could have a material effect on the results of operations.

10. Segment Reporting

The Exchanges do not have separate reportable segments of their own. The Exchanges are part of the Company, which has one reportable segment - the provision of domestic wireline telecommunications services. Specifically, the Company provides local telephone services including voice and data transport, enhanced and custom calling features, network access, directory assistance and private lines. In addition, the Company provides customer premises equipment distribution, billing and collection, and pay telephone services.

11. Financial Instruments

Financial instruments that subject the Company to concentrations of credit risk consist primarily of short-term investments and trade receivables. Concentrations of credit risk with respect to trade receivables other than those from AT&T Corp. (AT&T) are limited due to the large number of customers. The Company's revenues generated from services provided to AT&T (primarily network access and billing and collection) were 10.6% of total operating revenues for 2001.

While the Company may be exposed to credit losses due to the nonperformance of its counterparties, the Company considers this risk remote and does not expect the settlement of these transactions to have a material effect on its results of operations or financial position.

                                CenturyTel, Inc.
        Unaudited Pro Forma Consolidated Condensed Financial Information
                                  Introduction

Background

      On July 1, 2002, an affiliate of CenturyTel, Inc. (the "Company") acquired approximately 300,000 telephone access lines and related property and equipment comprising Verizon's local exchange operations in 90 exchanges in predominantly rural markets throughout Alabama for approximately $1.020 billion cash. On August 31, 2002, an affiliate of the Company acquired approximately 354,000 telephone access lines and related property and equipment comprising Verizon's local exchange operations in 98 exchanges in predominantly rural markets throughout Missouri for approximately $1.177 billion cash. The acquired assets include Verizon's assets used to provide digital subscriber line ("DSL") and other high speed data services within the purchased exchanges in both states and an aggregate of approximately 2,800 route miles of fiber optic cable within the purchased exchanges in both states. In addition to the continued provision of traditional local exchange telephone services, the Company intends to provide long distance, Internet access (including DSL access service), and other communications services in certain of the acquired service areas. For a discussion of the Company's financing of these acquisitions, see "- Pro Forma Information" below.

      On August 1, 2002, the Company sold substantially all of its wireless operations to an affiliate of ALLTEL Corporation ("Alltel") for approximately $1.593 billion in cash. In connection with this transaction, the Company divested its (i) interests in its majority-owned and operated cellular systems, which at June 30, 2002 served approximately 783,000 customers and had access to approximately 7.8 million pops (as defined in the Company's most recent 10-K Report), (ii) minority cellular equity interests representing approximately 1.8 million pops at June 30, 2002, and (iii) licenses to provide personal communications services covering 1.3 million pops in Wisconsin and Iowa.

      The results of operations of the properties acquired will be included in the Company's consolidated financial statements from and after their respective dates of acquisition. The results of operations of the properties sold will be included in the Company's consolidated financial statements as discontinued operations through August 1, 2002.

Pro Forma Information

      The following unaudited pro forma consolidated condensed balance sheet as of June 30, 2002 and the unaudited pro forma consolidated condensed statements of income for the year ended December 31, 2001 and the six months ended June 30, 2002 are based on the historical consolidated results of operations and financial condition of CenturyTel, Inc. and its subsidiaries, and reflect the Company's wireless operations as discontinued operations. No interest expense was allocated to discontinued operations and corporate overhead costs previously absorbed by the wireless operations are reflected as an expense within continuing operations.

      In addition, the unaudited pro forma consolidated condensed balance sheet as of June 30, 2002 and the unaudited pro forma consolidated condensed statements of income for the year ended December 31, 2001 and six months ended June 30, 2002 also reflect (i) the effects of acquiring the Verizon properties for an aggregate of $2.197 billion cash, (ii) the effects of divesting the Company's wireless operations for cash proceeds that approximated $1.593 billion pre-tax (which are anticipated to be approximately $1.268 billion after-tax) and
(iii) steps the Company has taken through the date of this Current Report on Form 8-K to finance the Verizon acquisitions, as described further below.

      The pro forma financial information reflects that the Company financed the aggregate purchase price for the Verizon assets of $2.197 billion with (i) $1.268 billion of after-tax proceeds from the August 1, 2002 sale of its wireless business and (ii) $929 million of net indebtedness incurred, consisting of (a) all of the $494 million of net proceeds from the sale of senior notes due 2012 (which bear interest at 7.875%) in August 2002, (b) all of the $161 million of net proceeds from the third quarter 2002 sale of convertible senior debentures due 2032 (which bear interest at 4.75% and which may be converted into shares of CenturyTel common stock at a conversion price of $40.455 per share), and (c) $274 million of a total of $483.4 million of net proceeds from the sale of equity units (which was reflected entirely as long-term debt upon issuance) in May 2002 (the remaining portion of which was utilized to repay outstanding indebtedness). Because this $274 million of net proceeds was held as cash as of June 30, 2002, the pro forma adjustments to the June 30, 2002 balance sheet described in note (C) below reflect a $274 million reduction in cash, as opposed to an increase in long-term debt.

      In accordance with Statement of Financial Accounting Standards No. 142, "Accounting for Goodwill and Other Intangible Assets", effective January 1, 2002, goodwill is no longer subject to amortization; therefore, the accompanying 2001 pro forma statement of income does not reflect amortization of the estimated goodwill associated with the acquisition of the Verizon properties.

      Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma consolidated condensed financial information. For purposes of the pro forma information, adjustments for estimated transaction costs have been excluded.

      The pro forma financial information related to the Verizon acquisitions has been prepared using the purchase method of accounting and is based on the assumptions that the purchase of all of the Verizon properties took place as of June 30, 2002 for purposes of the pro forma balance sheet and as of January 1, 2001 for purposes of the pro forma statements of income. In accordance with the purchase method of accounting, the actual consolidated financial statements of the Company will reflect the Verizon acquisitions only from and after their respective dates of acquisition. The Company has not finalized the allocation of the purchase price related to the Verizon acquisitions. See note (C) for additional information.

      The pro forma financial information related to the sale of the wireless operations has been prepared based on the assumptions that the sale of those operations took place as of June 30, 2002 for purposes of the pro forma balance sheet and as of January 1, 2001 for purposes of the pro forma statements of income. The actual consolidated financial statements of the Company will reflect the operations of the wireless properties (as discontinued operations) until August 1, 2002.

      The unaudited pro forma consolidated condensed financial data included below does not give effect to any potential revenue enhancements, cost reductions, or other operating efficiencies that could result from the Verizon acquisitions, including, but not limited to (i) offering long distance, Internet access and other communications services to an increased number of customers in the acquired markets or (ii) cost savings that may be associated with operating and administering the acquired properties with the Company's existing personnel and operating assets.

      The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position. The historical Verizon financial information reflects the operating and management structure of Verizon and is not necessarily indicative of the results of operations that may be obtained with respect to the acquired properties under the Company's operating and management structure.

      You are urged to read the financial information below, along with the Company's publicly available historical consolidated financial statements and accompanying notes and the special purpose financial statements of the Verizon operations acquired appearing elsewhere in this Current Report on Form 8-K.

                                CENTURYTEL, INC.
              Pro Forma Consolidated Condensed Statement of Income
                          Year ended December 31, 2001
                                   (Unaudited)

                                                                                 Pro forma       Pro forma
                                                  CenturyTel       Verizon      adjustments    consolidated
-----------------------------------------------------------------------------------------------------------
                                                      (Dollars in thousands, except per share amounts)
OPERATING REVENUES
   Telephone                                    $  1,505,733       552,127               -       2,057,860
   Other                                             173,771             -               -         173,771
-----------------------------------------------------------------------------------------------------------
      Total operating revenues                     1,679,504       552,127               -       2,231,631
-----------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Cost of sales and operating expenses
    (exclusive of depreciation and amortization)     826,948       233,108          14,900       1,074,956
   Corporate overhead costs allocable to
    discontinued operations                           20,213             -               -          20,213
   Depreciation and amortization                     407,038        81,498               -         488,536
-----------------------------------------------------------------------------------------------------------
      Total operating expenses                     1,254,199       314,606          14,900       1,583,705
-----------------------------------------------------------------------------------------------------------

OPERATING INCOME                                     425,305       237,521         (14,900)        647,926
-----------------------------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSE
   Nonrecurring gains and losses, net                 33,043             -               -          33,043
   Interest expense                                 (225,523)      (21,388)        (43,642)       (290,553)
   Other income and expense                               32        (2,482)              -          (2,450)
-----------------------------------------------------------------------------------------------------------
      Total other income (expense)                  (192,448)      (23,870)        (43,642)       (259,960)
-----------------------------------------------------------------------------------------------------------

Income from continuing operations
 before income tax expense                           232,857       213,651         (58,542)        387,966
Income tax expense                                    88,711        87,312         (23,417)        152,606
-----------------------------------------------------------------------------------------------------------
Income from continuing operations                    144,146       126,339         (35,125)        235,360
Discontinued operations, net of tax                  198,885             -        (198,885)              -
-----------------------------------------------------------------------------------------------------------
Net income                                      $    343,031       126,339        (234,010)        235,360
===========================================================================================================

BASIC EARNINGS PER SHARE
   From continuing operations                   $       1.02                                          1.67
   From continuing operations, as adjusted
    for goodwill amortization                   $       1.35                                          2.00
   From discontinued operations                 $       1.41                                             -
   From discontinued operations, as adjusted
    for goodwill amortization                   $       1.48                                             -
   Basic earnings per share                     $       2.43 (1)                                      1.67
   Basic earnings per share, as adjusted
    for goodwill amortization                   $       2.83                                          2.00

DILUTED EARNINGS PER SHARE
   From continuing operations                   $       1.01                                          1.64
   From continuing operations, as adjusted
    for goodwill amortization                   $       1.34                                          1.96
   From discontinued operations                 $       1.40                                             -
   From discontinued operations, as adjusted
    for goodwill amortization                   $       1.47                                             -
   Diluted earnings per share                   $       2.41 (1)                                      1.64
   Diluted earnings per share, as adjusted
    for goodwill amortization                   $       2.81                                          1.96

AVERAGE BASIC SHARES
 OUTSTANDING                                         140,743                                       140,743
===========================================================================================================

AVERAGE DILUTED SHARES
 OUTSTANDING                                         142,307                                       146,386
===========================================================================================================

(1) CenturyTel's basic earnings per share and diluted earnings per share for the year ended December 31, 2001 were $1.72 and $1.70, after eliminating the effect of nonrecurring net gains associated with our wireless operations.

See accompanying notes to unaudited pro forma consolidated condensed financial information.

                                CENTURYTEL, INC.
              Pro Forma Consolidated Condensed Statement of Income
                         Six months ended June 30, 2002
                                   (Unaudited)

                                                                                 Pro forma       Pro forma
                                                  CenturyTel       Verizon     adjustments     consolidated
-----------------------------------------------------------------------------------------------------------
                                                     (Dollars in thousands, except per share amounts)
OPERATING REVENUES
   Telephone                                    $    753,230       266,314               -       1,019,544
   Other                                             108,390             -               -         108,390
----------------------------------------------------------------------------------------------------------
      Total operating revenues                       861,620       266,314               -       1,127,934
-----------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Cost of sales and operating expenses
    (exclusive of depreciation and amortization)     436,877       106,791           6,756         550,424
   Corporate overhead costs allocable to
    discontinued operations                            9,932             -               -           9,932
   Depreciation and amortization                     186,231        42,259               -         228,490
-----------------------------------------------------------------------------------------------------------
      Total operating expenses                       633,040       149,050           6,756         788,846
-----------------------------------------------------------------------------------------------------------

OPERATING INCOME                                     228,580       117,264          (6,756)        339,088
-----------------------------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSE
   Interest expense                                 (104,805)       (8,400)        (21,549)       (134,754)
   Nonrecurring gains and losses                       3,709             -               -           3,709
   Other income and expense                              217            37               -             254
-----------------------------------------------------------------------------------------------------------
      Total other income (expense)                  (100,879)       (8,363)        (21,549)       (130,791)
-----------------------------------------------------------------------------------------------------------

Income from continuing operations
 before income tax expense                           127,701       108,901         (28,305)        208,297
Income tax expense                                    44,636        42,320         (11,322)         75,634
-----------------------------------------------------------------------------------------------------------
Income from continuing operations                     83,065        66,581         (16,983)        132,663
Discontinued operations, net of tax                   66,465             -         (66,465)              -
-----------------------------------------------------------------------------------------------------------
Net income                                      $    149,530        66,581         (83,448)        132,663
===========================================================================================================

BASIC EARNINGS PER SHARE
   From continuing operations                   $        .59                                           .94
   From discontinued operations                 $        .47                                             -
-----------------------------------------------------------------------------------------------------------
   Basic earnings per share                     $       1.06                                           .94
===========================================================================================================

DILUTED EARNINGS PER SHARE
   From continuing operations                   $        .58                                           .92
   From discontinued operations                 $        .47                                             -
-----------------------------------------------------------------------------------------------------------
   Diluted earnings per share                   $       1.05                                           .92
===========================================================================================================

AVERAGE BASIC SHARES
  OUTSTANDING                                        141,136                                       141,136
===========================================================================================================

AVERAGE DILUTED SHARES
  OUTSTANDING                                        142,679                                       146,758
===========================================================================================================

See accompanying notes to unaudited pro forma consolidated condensed financial information.

                                CENTURYTEL, INC.
                 Pro Forma Consolidated Condensed Balance Sheet
                                  June 30, 2002
                                   (Unaudited)

                                                                                 Pro forma      Pro forma
                                                  CenturyTel       Verizon      adjustments    consolidated
-----------------------------------------------------------------------------------------------------------
                                                                    (Dollars in thousands)
ASSETS
------
CURRENT ASSETS
   Cash and cash equivalents                    $    302,070             -        (274,000)         28,070
   Accounts receivable                               174,837        78,879               -         253,716
   Materials and supplies                              9,848         1,607               -          11,455
   Other                                               9,063        12,630               -          21,693
----------------------------------------------------------------------------------------------
      Total current assets                           495,818        93,116        (274,000)        314,934
---------------------------------------------------------------------------------------------- ------------

NET PROPERTY, PLANT
 AND EQUIPMENT                                     2,725,096       639,686               -       3,364,782
-----------------------------------------------------------------------------------------------------------

INVESTMENTS AND OTHER ASSETS
   Goodwill                                        2,115,313             -       1,533,673       3,648,986
   Other                                             439,555       136,538        (120,821)        455,272
----------------------------------------------------------------------------------------------
      Total investments and other assets           2,554,868       136,538       1,412,852       4,104,258
-----------------------------------------------------------------------------------------------------------

ASSETS HELD FOR SALE                                 861,526             -        (861,526)              -
-----------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                    $  6,637,308       869,340         277,326       7,783,974
===========================================================================================================

LIABILITIES AND EQUITY
----------------------

CURRENT LIABILITIES
   Short-term debt and current
    maturities of long-term debt                $    432,397             -               -         432,397
   Accounts payable                                   81,087         4,380          (4,380)         81,087
   Accrued expenses and other liabilities            152,876        49,521         (49,521)        152,876
   Advance billing and customer deposits              30,194        12,412               -          42,606
-----------------------------------------------------------------------------------------------------------
      Total current liabilities                      696,554        66,313         (53,901)        708,966
-----------------------------------------------------------------------------------------------------------

LONG-TERM DEBT                                     2,750,188             -         655,000       3,405,188
-----------------------------------------------------------------------------------------------------------

DEFERRED CREDITS AND
  OTHER LIABILITIES                                  560,797        72,780               -         633,577
-----------------------------------------------------------------------------------------------------------

LIABILITIES RELATED TO ASSETS
  HELD FOR SALE                                      171,680             -        (171,680)              -
-----------------------------------------------------------------------------------------------------------

PARENT FUNDING                                             -       730,247        (730,247)              -
-----------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
   Common stock                                      141,661             -               -         141,661
   Paid-in capital                                   509,939             -               -         509,939
   Retained earnings                               1,800,514             -         578,154       2,378,668
   Unearned ESOP shares                               (2,000)            -               -          (2,000)
   Preferred stock - non-redeemable                    7,975             -               -           7,975
-----------------------------------------------------------------------------------------------------------
      Total stockholders' equity                   2,458,089             -         578,154       3,036,243
-----------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND EQUITY                    $  6,637,308       869,340         277,326       7,783,974
===========================================================================================================

See accompanying notes to unaudited pro forma consolidated condensed financial information.


Notes to Unaudited Pro Forma Consolidated Condensed Financial Information

(A)      Purchase of Verizon assets.

      Costs of acquisition. The total cash purchase price of the Verizon assets was $2.197 billion.

      Operations. As explained further above, the pro forma adjustments do not consider the effect of possible revenue enhancements, cost reductions or other operating efficiencies that may occur in connection with combining the operations of the acquired properties with the Company's operations.

(B)      Sale of Wireless Operations.

      Presentation of wireless operations. The wireless operations have been reflected as discontinued operations on the Company's statements of income and the assets and liabilities of the wireless operations have been reflected as held for sale on the Company's balance sheet.

      Proceeds from disposition. The after-tax proceeds from the sale of the wireless operations has been assumed to be $1.268 billion.

(C)      June 30, 2002 Balance Sheet Pro Forma Adjustments.

      The pro forma adjustments applicable to the acquisition of the Verizon properties with respect to the unaudited pro forma consolidated condensed balance sheet as of June 30, 2002, as set forth below, reflect preliminary allocations of the aggregate purchase price to the acquired properties. Such preliminary allocations include the assumption that the fair value of property, plant and equipment will approximate the carrying value on the date of acquisition. The preliminary estimates of the fair value of the noncurrent assets and liabilities are subject to change upon completion of our valuation analysis.

      The Company anticipates assigning a portion of the purchase price to identifiable intangible assets (including customer base) in accordance with Statement of Financial Accounting Standards No. 141 and amortizing such asset over its useful life. However, the Company is still in the relatively early stages of the valuation process. Thus, an estimate to allocate a portion of the purchase price to identifiable intangibles, the amortization of which will reduce net income, has not been included in the accompanying pro forma information. The Company believes the impact of the amortization of such identifiable intangible assets will not be material to its results of operations.

      To the extent that final allocations of the purchase price cause our annual depreciation and amortization expense to differ from that presented in the accompanying pro forma information, annual earnings per share will be effected by $.01 per share for every $2.4 million difference in annual depreciation and amortization expense. Thus, for example, if the Company ultimately allocates an additional $95.7 million of the aggregate purchase price to property, plant and equipment (representing a 15% increase in the amount that was preliminarily allocated to such assets), the annual depreciation and amortization expense would increase by approximately $9.6 million (assuming a composite depreciation rate of 10%) and the annual earnings per share would decrease by approximately $.04 per share from the amounts presented in the pro forma information.

      As explained further above under "Introduction - Pro Forma Information," the pro forma financial information has been prepared (based on the June 30, 2002 Consolidated Balance Sheet) assuming that the aggregate purchase price of $2.197 billion was financed on a long-term basis with (i) $1.268 billion of after-tax proceeds from the August 1, 2002 sale of the Company's wireless business and (ii) $929 million of net indebtedness incurred, consisting of (a) all of the $494 million of net proceeds from the sale of senior notes in August 2002, (b) all of the $161 million of net proceeds from the sale of convertible senior debentures in third quarter 2002, and (c) $274 million of a total of $483.4 million of net proceeds from the sale of equity units in May 2002 (the remaining portion of which was utilized to repay outstanding indebtedness). Because this $274 million of net proceeds was held as cash as of June 30, 2002, the pro forma adjustments appearing in the table below reflect a $274 million reduction in cash, as opposed to an increase in long-term debt. There is no adjustment to reduce long-term debt as a result of the discontinued operations because the Company has no outstanding indebtedness directly related to its wireless operations.

                June 30, 2002 Balance Sheet Pro Forma Adjustments

                                                  (Assets)                    Accrued
         Cash                      Investments   liabilities                 expenses      Long-
       and cash                     and other       held      Accounts       and other     term       Parent      Retained
      equivalents      Goodwill      assets       for sale     payable      liabilities    debt       funding     earnings
---------------------------------------------------------------------------------------------------------------------------
                                                           (Dollars in thousands)

(1)  (a) $ 1,923,000                                                                    1,923,000
     (b)  (2,197,000)  2,197,000

(2)                     (730,247)                                                                    (730,247)

(3)                      120,821     (120,821)

(4)                      (53,901)                               (4,380)      (49,521)

(5)  (a)   1,593,000                              (861,526)                                                        903,154
                                                   171,680
     (b)    (325,000)                                                                                             (325,000)
     (c)  (1,268,000)                                                                  (1,268,000)
--------------------------------------------------------------------------------------------------------------------------
        $   (274,000)  1,533,673     (120,821)    (689,846)     (4,380)      (49,521)     655,000    (730,247)     578,154
==========================================================================================================================

(1) Reflects (a) $1.923 billion of net proceeds raised in the third quarter of 2002 from the sale of assets and debt securities in the manner discussed herein and (b) delivery of $2.197 billion to purchase the assets from Verizon.

(2)   Reflects the elimination of Verizon's parent debt and equity funding.

(3) Reflects the elimination of Verizon's excess pension assets. Verizon will retain these assets, together with all income generated by such assets. Verizon's historical financial statements reflect such assets and income.

(4) Reflects the elimination of Verizon's accounts payable and accrued expenses and other liabilities. These liabilities will be retained by Verizon.

(5) Reflects (a) gross proceeds received from the sale of the Company's wireless operations of $1.593 billion, elimination of assets and liabilities held for sale and pre-tax gain from the sale of wireless interests, (b) taxes paid related to the gain on sale of wireless operations of $325 million and (c) a $1.268 billion reduction in the amount of debt that would otherwise be incurred absent the divestiture.



(D)   December 31, 2001 Income Statement Pro Forma Adjustments.

      Set forth below are the pro forma adjustments applicable to the acquisition of the Verizon assets and to the divestiture of the wireless operations with respect to the unaudited pro forma consolidated condensed statement of income for the year ended December 31, 2001. These adjustments have been prepared assuming the weighted average interest rate of the $929 million net indebtedness incurred ($2.197 billion cash purchase price of the Verizon assets less after-tax proceeds from the sale of the wireless operations of $1.268 billion) was 7.0%. This assumed 7.0% rate is based on the actual interest rates accruing on the debt securities issued by the Company in the second and third quarter of 2002, adjusted for the rates on borrowings under revolving credit facilities utilized for interim financing of the Verizon acquisitions.

            December 31, 2001 Income Statement Pro Forma Adjustments

                                                     Cost of Sales                             Discontinued
                                                     and Operating   Interest        Income     operations,
                                                       Expenses       expense     tax expense   net of tax
-----------------------------------------------------------------------------------------------------------
                                                                      (Dollars in thousands)

Interest on net borrowings of $929 million at
  an assumed rate of 7.0% (1)                        $                 65,030

Eliminate Verizon interest expense on parent
  funding (2)                                                         (21,388)

Eliminate pension credit related to excess
  pension assets which will remain with Verizon (3)       14,900

Tax benefit relating to pro forma adjustments
  (assuming a 40% tax rate)                                                          (23,417)

Eliminate discontinued operations
  of wireless business                                                                            (198,885)
-----------------------------------------------------------------------------------------------------------
                                                     $    14,900       43,642        (23,417)     (198,885)
===========================================================================================================

(1) See footnote (C). Use of an assumed rate .125% higher or lower than 7.0% on net borrowings would have changed net income by approximately $697,000.

(2)   See footnote (C), adjustment number (2).

(3)   See footnote (C), adjustment number (3).

(E)   June 30, 2002 Income Statement Pro Forma Adjustments.

      Set forth below are the pro forma adjustments applicable to the acquisition of the Verizon assets and to the divestiture of the wireless operations with respect to the unaudited pro forma consolidated condensed statement of income for the six months ended June 30, 2002. These adjustments have been prepared assuming the weighted average interest rate of the $929 million net indebtedness incurred ($2.197 billion cash purchase price of the Verizon assets less after-tax proceeds from the sale of the wireless operations of $1.268 billion) was 7.0%. For further information on this assumed 7.0% rate, see footnote (D).

              June 30, 2002 Income Statement Pro Forma Adjustments

                                                     Cost of Sales                             Discontinued
                                                     and Operating    Interest       Income     operations,
                                                       Expenses       expense     tax expense    net of tax
-----------------------------------------------------------------------------------------------------------
                                                                    (Dollars in thousands)

Interest on net borrowings of $912 million at
  an assumed rate of 7.0% (1)                        $                 32,515

Interest expense incurred for the six months
  ended June 30, 2002 related to May 2002 debt
  issuance (2)                                                         (2,566)

Eliminate Verizon interest expense on parent
  funding (3)                                                          (8,400)

Eliminate pension credit related to excess
  pension assets which will remain with Verizon (4)        6,756

Tax benefit relating to pro forma adjustments
  (assuming a 40% tax rate)                                                          (11,322)

Eliminate discontinued operations
  of wireless business                                                                             (66,465)
-----------------------------------------------------------------------------------------------------------
                                                     $     6,756       21,549        (11,322)      (66,465)
===========================================================================================================

(1) See footnote (C). Use of an assumed rate .125% higher or lower than 7.0% on net borrowings would have changed net income by approximately $348,000.

(2) Because the $32.5 million interest expense adjustment in the chart above reflects interest incurred on the Company's debt securities issued in May 2002, this entry is necessary to avoid double-counting the interest payable on such securities. The $2.6 million adjustment amount represents the actual net interest expense incurred for the six months ended June 30, 2002 related to the issuance of $500 million equity units in May 2002, net of a reduction in interest expense as a result of repaying part of the Company's revolving credit facility indebtedness using proceeds from the equity unit issuance.

(3)   See footnote (C), adjustment number (2).

(4)   See footnote (C), adjustment number (3).


(F)      Convertible Debentures

         In connection with the long-term financing of the Verizon acquisitions, the Company issued $165 million of 4.75% convertible senior debentures in the third quarter of 2002. The debentures are convertible into the Company's common stock at a conversion price of $40.455 per share upon the occurrence of certain events. The calculation of pro forma diluted earnings per share assumes the conversion of the convertible debentures. Average diluted shares outstanding have been increased by
         4.079 million shares on the accompanying pro forma statements of income to reflect the assumed conversion of the debentures. Interest expense (net of tax) related to the debentures has been added back to net income in the amounts of $4,703,000 and $2,351,000 for the year ended December 31, 2001 and the six months ended June 30, 2002, respectively, in calculating diluted earnings per share.

(G)      Reclassifications.

         Certain reclassifications have been made to the historical financial information to conform to the presentation of the condensed pro forma information.

(H)      Verizon Historical Results.

         All amounts reflected above under the headings "Verizon" are based on special purpose financial statements of the Verizon acquired operations appearing elsewhere in this report. In connection with the preparation of these special purpose financial statements, Verizon made numerous assumptions and allocations where specific data was not available pertaining to the acquired assets. Because of the significant amount of allocations and estimates used to prepare these special purpose financial statements and because the Company will operate these assets under a different operating and management structure, they may not reflect the financial position and results of operations of the acquired properties after such properties are acquired by the Company.


                           FORWARD-LOOKING STATEMENTS

         In addition to historical information, this Current Report on Form 8-K includes certain forward-looking statements and estimates that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively integrate new businesses into its operations; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; and the effects of more general factors such as changes in overall market or economic conditions, in prevailing interest rates or in legislation, regulation or public policy. These and other uncertainties related to the business are described in greater detail in Item 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any of its forward-looking statements for any reason.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             CenturyTel, Inc.

Dated:   October 8, 2002                     By: /s/ Neil A. Sweasy
                                             ----------------------
                                             Neil A. Sweasy
                                             Vice President and Controller